Exhibit 99.1

The First Bancorp Reports Second Quarter Results

DAMARISCOTTA, ME, July 21 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended June 30, 2010. Net income was $3.2 million, up $476,000 or 17.7% from the previous quarter, and earnings per common share on a fully diluted basis of $0.29 were up $0.05 or 20.8% from the previous quarter. Compared to the same period in 2009, net income was down $602,000 or 16.0% and earnings per common share on a fully diluted basis were down $0.06 or 17.1%.

The Company also announced unaudited results for the six months ended June 30, 2010. Net income was $5.8 million, down $1.6 million or 22.0% from the same period in 2009. Earnings per common share on a fully diluted basis were $0.53 for the six months ended June 30, 2010, down $0.19 or 26.4% from the $0.72 posted in the same period in 2009.

“Although our quarterly and year-to-date earnings are below the comparable periods last year, I am very encouraged by the $476,000 increase in earnings from the previous quarter,” noted Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “Our second quarter net income is the best we have posted since the second quarter of 2009, with stable net interest income and a lower provision for loan losses compared to the first quarter. At the same time, we feel that the deteriorating trend in credit quality we have experienced during the past two years has stabilized in the past two quarters.

“While net interest income was down $1.5 million in the second quarter of 2010 compared to the same period in 2009,” President Daigneault continued, “it was down only slightly from the previous quarter. Year-to-date, net interest income is down $2.5 million from the same period in 2009. The variance for both the quarter and year-to-date when compared to 2009 was primarily due to multiple factors which resulted in a decline in our net interest margin. On the asset side of the balance sheet, interest income has been lower as loans and investments continue to reprice downward in this prolonged low-rate environment. Also, our earning assets in the loan portfolio have declined as mortgages which refinanced to very low fixed rates have been sold to the secondary market. On the liability side, we took advantage of historically low interest rates and extended the maturity of wholesale deposits and funding to reduce interest rate risk. This resulted in higher interest expense in the first half of 2010.

“Non-performing loans stood at 2.53% on June 30, 2010 compared to 2.46% of total loans on March 31, 2010 and 1.95% on December 31, 2009,” President Daigneault said. “This compares favorably to nonperforming loans at 3.65% for our peer group as of March 31, 2010, the latest peer data available. Net chargeoffs were $4.0 million or 0.86% of average loans on an annualized basis for the first six months of 2010. This compares to net chargeoffs of $1.6 million or 0.34% of average loans on an annualized basis for the first six months of 2009.”

“We provisioned $4.5 million for loan losses in the first half of 2010,” President Daigneault noted, “down $100,000 from the $4.6 million provision made in the first half of 2009. As a result, the allowance for loan losses has increased $528,000 or 3.9% year-to-date and now stands at 1.52% of outstanding loans compared to 1.43% at December 31, 2009 and 1.20% at June 30, 2009. The increase in the allowance for loan losses is directionally consistent with the level of nonperforming loans and is a reflection of the weak national and local economies.

“Since year-end, total assets have decreased $5.1 million or 0.4%,” observed the Company’s Chief Financial Officer, F. Stephen Ward. “The loan portfolio is down $20.5 million or 2.2%, with a drop due to the refinancing of residential mortgages noted before. The investment portfolio has increased $6.8 million or 2.4% since December 31. We continued to lower our liquidity risk by shifting the investment portfolio to securities available for sale from held to maturity securities, which were 53.5% and 46.5%, respectively, at June 30, 2010, compared to 30.0% and 70.0%, respectively at December 31, 2009 and 12.7% and 87.3%, respectively, at June 30, 2009. On the liability side of the balance sheet, low-cost deposits have increased $20.9 million or 8.4% since June 30, 2009, and local certificates of deposit are up $9.6 million or 4.2%.

“Remaining well capitalized remains a top priority for The First Bancorp,” Mr. Ward noted. “In the past year and a half, the Bank’s total risk-based capital has increased from 11.10% to 15.29%, well above the well-capitalized threshold of 10.0% set by the FDIC. In Management’s view, participating in the U.S. Treasury Capital Purchase Program was the right decision for The First Bancorp, which provided us with additional capital at a relatively low cost. This additional capital provides us with greater ability to ride out the current economic storm and allows us more flexibility to work with individuals and businesses as they too struggle through these adverse economic conditions.

“Another objective is maintaining the cash dividend we pay to our shareholders,” Mr. Ward said. “Good earnings and strong capital are important for our ability to maintain the dividend at its current level. At 19.5 cents per share per quarter or 78 cents per share per year, our dividend yield is 5.94% based on our June 30, 2010 closing price of $13.13 per share. In our view, this is an extremely attractive yield in this period of very low interest rates, and we paid out 67.2% of earnings in the second quarter of 2010 compared to 55.7% in the second quarter of 2009.”

“Our operating ratios remain good,” said President Daigneault, “with a return on average tangible common equity of 12.87% for the quarter ended June 30, 2010 compared to 15.86% for the same period in 2009. Based upon March 31, 2010 data, our return on average equity was in the top 30% of all banks in our peer group, which had an average return of 3.28%. Our efficiency ratio continues to be an important component in our overall performance; it slipped to 45.86% for the second quarter compared to 41.40% for the same period in 2009. This was the result of lower revenues and not due to a significant increase in operating expenses. As of March 31, 2010, the average efficiency ratio for our peer group was 67.67%, which put us in the top 10% of all banks in the peer group.

“One disappointment in the second quarter, however, was our stock performance,” President Daigneault observed. “Although The First Bancorp’s shares were trading at a healthy 1.31 times tangible book value at quarter end, the June 30, 2010 closing price of $13.13 was down $2.29 or 14.8% from December 31, 2009. With dividends reinvested, our year-to-date total return was

-12.7%, lagging the KBW Regional Bank Index which had a total return with dividends reinvested of 4.3%. Despite this decline, our market capitalization of $128.1 million was sufficient to allow The First Bancorp to remain in the Russell 2000 and Russell 3000 indices at their annual reconstitution at the end of June.

“Although our income is down from 2009, as I noted before, this was our strongest quarter in a year,” President Daigneault concluded. “While the weak economy continues to present us with economic challenges, I am encouraged that asset quality – as measured by past-due and non-performing loans – has been relatively stable for the past six months. The First Bancorp’s performance continues to be much stronger than our peers, and with good earnings we continue to post a return on assets and a return on equity well above the group. Along with that, we are fortunate that our very strong capital position is enabling us to maintain the quarterly dividend at $0.195 per share, which we feel is important to our shareholders.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except for per share amounts	6/30/2010	12/31/2009	6/30/2009
Assets
Cash and due from banks	$22,219	$15,332	$18,575
Overnight funds sold	-	-	-
Securities available for sale	149,249	81,838	35,972
Securities to be held to maturity	129,892	190,537	247,627
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	15,443	15,443	14,693
Loans held for sale	3,426	2,876	3,162
Loans	932,010	952,492	982,336
Less allowance for loan losses	14,165	13,637	11,752
Net loans	917,845	938,855	970,584
Accrued interest receivable	6,536	4,889	7,140
Premises and equipment	18,739	18,331	18,610
Other real estate owned	4,794	5,345	2,797
Goodwill	27,684	27,684	27,684
Other assets	30,448	30,264	23,142
Total assets	$1,326,275	$1,331,394	$1,369,986
Liabilities
Demand deposits	$62,821	$66,317	$63,266
NOW deposits	112,256	114,955	100,283
Money market deposits	77,231	94,425	104,803
Savings deposits	95,686	90,873	86,305
Certificates of deposit	237,757	212,893	202,039
Certificates $100,000 to $250,000	313,908	287,051	306,996
Certificates $250,000 and over	49,842	56,153	50,257
Total deposits	949,501	922,667	913,949
Borrowed funds	213,944	249,778	297,361
Other liabilities	12,385	11,011	12,478
Total Liabilities	1,175,830	1,183,456	1,223,788
Shareholders’ equity
Preferred stock	24,655	24,606	24,557
Common stock	98	97	97
Additional paid-in capital	45,298	45,121	44,958
Retained earnings	79,864	78,450	77,320
Net unrealized gain (loss) on securities available-for-sale	732	(125)	(472)
Net unrealized loss on postretirement benefit costs	(202)	(211)	(262)
Total shareholders’ equity	150,445	147,938	146,198
Total liabilities & shareholders’ equity	$1,326,275	$1,331,394	$1,369,986
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,758,218	9,744,170	9,722,204
Book value per share	$12.89	$12.66	$12.51
Tangible book value per share	$10.05	$9.82	$9.66

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Interest income
Interest and fees on loans	$22,206	$25,533	$11,056	$12,606
Interest on deposits with other banks	2	-	-	-
Interest and dividends on investments	6,140	7,336	3,159	3,645
Total interest income	28,348	32,869	14,215	16,251
Interest expense
Interest on deposits	5,051	6,694	2,571	3,049
Interest on borrowed funds	3,319	3,665	1,687	1,765
Total interest expense	8,370	10,359	4,258	4,814
Net interest income	19,978	22,510	9,957	11,437
Provision for loan losses	4,500	4,600	2,100	2,950
Net interest income after provision for loan losses	15,478	17,910	7,857	8,487
Non-interest income
Investment management and fiduciary income	787	678	376	353
Service charges on deposit accounts	1,505	1,158	796	600
Net securities gains	2	-	-	-
Mortgage origination and servicing income	613	1,543	335	862
Other operating income	1,550	2,170	775	1,148
Total non-interest income	4,457	5,549	2,282	2,963
Non-interest expense
Salaries and employee benefits	5,553	5,152	2,808	2,563
Occupancy expense	776	834	382	393
Furniture and equipment expense	1,121	1,138	540	569
FDIC insurance premiums	952	961	477	599
Net securities losses	-	148	-	6
Other than temporary impairment charge	-	916	-	-
Amortization of identified intangibles	142	142	71	71
Other operating expense	3,633	3,730	1,617	2,033
Total non-interest expense	12,177	13,021	5,895	6,234
Income before income taxes	7,758	10,438	4,244	5,216
Applicable income taxes	1,914	2,948	1,084	1,454
NET INCOME	$5,844	$7,490	$3,160	$3,762
Earnings per common share
Net income, as reported	$5,844	$7,490	$3,160	$3,762
Less dividends and amortization of premium on preferred stock	674	488	337	337
Net income available to common	$5,170	$7,002	$2,823	$3,425
Basic earnings per share	$0.53	$0.72	$0.29	$0.35
Diluted earnings per share	$0.53	$0.72	$0.29	$0.35

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the six months ended		For the quarters ended
except for per share amounts	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Summary of Operations
Interest Income	$28,348	$32,869	$14,215	$16,251
Interest Expense	8,370	10,359	4,258	4,814
Net Interest Income	19,978	22,510	9,957	11,437
Provision for Loan Losses	4,500	4,600	2,100	2,950
Non-Interest Income	4,457	5,549	2,282	2,963
Non-Interest Expense	12,177	13,021	5,895	6,234
Net Income	5,844	7,490	3,160	3,762
Per Common Share Data
Basic Earnings per Share	$0.53	$0.72	$0.29	$0.35
Diluted Earnings per Share	0.53	0.72	0.29	0.35
Cash Dividends Declared	0.390	0.390	0.195	0.195
Book Value per Common Share	12.89	12.51	12.89	12.51
Tangible Book Value per Common Share	10.05	9.66	10.05	9.66
Market Value	13.13	19.47	13.13	19.47
Financial Ratios
Return on Average Equity (a)	9.38%	12.48%	10.05%	12.29%
Return on Average Tangible Equity (a)	12.03%	16.18%	12.87%	15.86%
Return on Average Assets (a)	0.88%	1.10%	0.94%	1.09%
Average Equity to Average Assets	11.25%	10.54%	11.21%	10.61%
Average Tangible Equity to Average Assets	9.18%	8.52%	9.15%	8.62%
Net Interest Margin Tax-Equivalent (a)	3.41%	3.68%	3.35%	3.69%
Dividend Payout Ratio	73.58%	54.17%	67.24%	55.71%
Allowance for Loan Losses/Total Loans	1.52%	1.20%	1.52%	1.20%
Non-Performing Loans to Total Loans	2.53%	1.57%	2.53%	1.57%
Non-Performing Assets to Total Assets	2.14%	1.36%	2.14%	1.36%
Efficiency Ratio	47.46%	40.78%	45.86%	41.40%
At Period End
Total Assets	$1,326,275	$1,369,986	$1,326,275	$1,369,986
Total Loans	932,010	982,336	932,010	982,336
Total Investment Securities	294,584	298,292	294,584	298,292
Total Deposits	949,501	913,949	949,501	913,949
Total Shareholders’ Equity	150,445	146,198	150,445	146,198
(a) Annualized using a 365-day basis

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2010 and 2009.

	For the six months ended		For the quarters ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Net interest income as presented	$19,978	$22,510	$9,957	$11,437
Effect of tax-exempt income	1,127	1,170	567	596
Net interest income, tax equivalent	$21,105	$23,680	$10,524	$12,033

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Non-interest expense, as presented	$12,177	$13,021	$5,895	$6,234
Net securities losses	-	(148)	-	(6)
Other than temporary impairment charge	-	(916)	-	-
Adjusted non-interest expense	12,177	11,957	5,895	6,228
Net interest income, as presented	19,978	22,510	9,957	11,437
Effect of tax-exempt income	1,127	1,170	567	596
Non-interest income, as presented	4,457	5,549	2,282	2,963
Effect of non-interest tax-exempt income	94	92	47	46
Net securities gains	2	-	-	-
Adjusted net interest income plus non-interest income	$25,658	$29,321	$12,853	$15,042
Non-GAAP efficiency ratio	47.46%	40.78%	45.86%	41.40%
GAAP efficiency ratio	49.83%	46.41%	48.17%	43.29%

The Company presents certain information based upon tangible average shareholders’ equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of tangible average shareholders’ equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Average shareholders' equity as presented	$150,289	$144,927	$150,760	$147,343
Intangible assets	27,684	27,684	27,684	27,684
Tangible average shareholders' equity	$122,605	$117,243	$123,076	$119,659

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.